PROXY TABULATOR ***P.O. BOX 9112*** ***FARMINGDALE, NY 11735***	**To vote by Internet** 1) Read the Proxy Statement and have the proxy card below at hand. 2) Go to website **www.proxyvote.com** 3) Follow the instructions provided on the website. **To vote by Telephone** 1) Read the Proxy Statement and have the proxy card below at hand. 2) Call 1-800-690-6903 3) Follow the instructions. **To vote by Mail** 1) Read the Proxy Statement. 2) Check the appropriate boxes on the proxy card below. 3) Sign and date the proxy card. 4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Trustees recommends you vote FOR the following proposal:

		For	Against	Abstain
1.	Approval of an Agreement and Plan of Reorganization providing for (i) the transfer of all of the assets of the KCM Macro Trends Fund, a series of Northern Lights Fund Trust (the "Acquired Fund") to the AXS Multi-Strategy Alternatives Fund (the "Acquiring Fund"), a newly created series of Investment Managers Series Trust II ("IMST II"), in exchange for (a) shares of the Acquiring Fund with an aggregate net asset value ("NAV") per class equal to the aggregate NAV of the corresponding class of shares of the Acquired Fund, and (b) the Acquiring Fund's assumption of all of the liabilities of the Acquired Fund, followed by (ii) the liquidating distribution by the Acquired Fund to its shareholders of the shares of the Acquiring Fund received in the exchange in proportion, on a class-by-class basis, to the shareholders' respective holdings of shares of the Acquired Fund; and	☐	☐	☐

2. The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt with this proxy of a copy of the Notice of the Special Meeting of Shareholders and the Proxy Statement.

Please sign exactly as name appears above. If shares are held in the name of joint owners, each should sign, if possible. Attorneys-in-fact, executors, administrators, etc., should give full title. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement is available at www.proxyvote.com

KCM Macro Trends Fund

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder of KCM Macro Trends Fund (the "Fund" hereby appoints Kevin E. Wolf and James Colantino, and each of them, the proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of the fund standing in the name of the undersigned at the close of business on August 16, 2019 at a Special Meeting of Shareholders to be held at the office of Ultimus Fund Solutions, LLC, 80 Arkay Drive, Hauppauge, New York 11788, on October 15, 2019 at 10:00 a.m. Eastern time, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given to vote as indicated on the proposal, as more fully described in the Proxy Statement for the meeting.

PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD